UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 7, 2013

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer Identification no.)

6750 Antioch Road, Suite 305

Merriam, Kansas 66204

(Address of principal executive offices, including zip code)

+61 3 6231 3529

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On may 7, 2013 TXO Plc issued the following press release.  TXO and Empire are both investors in Tasmanian Oil and Gas Ltd.  Court filings and documents related to SmartWin case are available on Empire website www.empireenergy.com.

TXO PLC

("TXO" or the "Company")

TOG UPDATE

CONVERTIBLE LOAN REDEMPTION

Update on Status of US legal case

The Board of TXO Plc has received notification from Tasmania Oil and Gas Ltd (“TOG”) that a filing has been made in the US Courts on 1st May 2013 in regards to the Empire Energy Corporation International (“Empire”)’s SmartWin case. This filing relates to Empire moving for the dismissal of SmartWin’s complaint because of the failure of SmartWin to produce the relevant witnesses; Cheng, Kwok and Kong; for deposition in New York. This motion has been served and filed and the annexes to the filing will be available on the TXO website. The hearing is expected to be held within the next two months.

TOG is beneficially entitled to 50% of any successful counterclaim on this case. The counterclaim is for $3 billion.

Further to the announcements of 24th September 2012 and 3rd December 2012 the joint venture forming TOG has been completed.  TXO currently has a 25% equity shareholding in TOG and £352,781 of convertible loan stock which if exercised would increase TXO’s fully diluted equity holding to 31.96%.

Further announcements will be made as appropriate.

Convertible Loan Redemption

The board of TXO Plc announces that it has redeemed £100,000 of the April 2013 Convertible Loan Notes (“Loan Notes”). In addition, Loan Notes totalling £50,000 that were due for redemption in April 2013 are being exchanged for New Convertible Loan Notes as detailed in the 29th October 2012 announcement, repayable in December 2013. There are no further April 2013 convertible loan notes outstanding.

The Company also announces that it has issued £21,695 Convertible Loan Stock to settle some outstanding liabilities. These issues bring the total outstanding December 2013 New Convertible Loan Stock to £1.286million.

For further information, please contact:

TXO PLC

Tim Baldwin, Chairman

+44 (0) 207 518 4300

Fox-Davies Capital Limited

Susan Walker / Daniel Fox-Davies / Richard Hail

+44 (0) 20 3463 5000

Lothbury Financial Services Limited

Michael Padley / Chris Roberts

+44 (0) 203 440 7620

Editors’ Note

TXO plc, the AIM quoted oil and gas investment company, has two main investments namely: Tasmania Oil and Gas Ltd (“TOG”) which is a joint venture company set-up to exploit a gas and oil opportunity in Tasmania, Australia, and The Grand Bahamas Group Limited (“GBG”) which is establishing a waste oil collection facility and Hydrocarbon Recovery Plant in the Bahamas at Freeport and also produces oil from its leases in Western Kentucky, USA.

TXO currently holds a 30.17% equity interest in GBG and a 25% equity interest in Tasmania Oil and Gas Limited ("TOG"), which could increase to 31.96% if a convertible loan is exercised.

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: May 7, 2013

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer